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                                                                    EXHIBIT 5.01
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                                 April 17, 1996

ONSALE, Inc.
1861 Landings Drive
Mountain View, California  94043



Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 17, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,710,716 shares of your Common Stock (the "Stock") of ONSALE, Inc., a Delaware corporation (the "Company"), subject to issuance by you upon the exercise of (a) stock options granted by you or to be granted under your 1995 Equity Incentive Plan, as amended (the "Equity Incentive Plan"), (b) stock options granted or to be granted by your under your 1996 Directors Stock Option Plan (the "Directors Plan"), or (c) purchase rights granted or to be granted under your 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-18459) filed with and declared effective by the Commission on April 17, 1997, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof;

     (3)  the Prospectuses prepared in connection with the Registration
          Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, ONSALE, a California corporation ("ONSALE California"), that are in our possession; and

     (4) the stock records for both you and ONSALE California that you have provided to us (consisting of a list of stockholders issued by your transfer agent, The First National Bank of Boston and a list of option and warrant holders respecting your capital stock that was prepared by you and dated April 17, 1997).

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any
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ONSALE, Inc.
April 18, 1996
Page 2

undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe
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that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 3,710,716 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted under the Equity Incentive Plan (b) stock options granted or to be granted under the Directors Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                             Very truly yours,

                                             /s/ FENWICK & WEST LLP

                                             By: /s/ LHS
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